FOR IMMEDIATE RELEASE

CTPartners Executive Search Inc. Announces Third Quarter 2013 Financial Results
Net Revenue Increased to a Third Quarter Record of $32.6 Million
Reported Net Income Per Share of $0.09; Adjusted Net Income Per Share of $0.08
Transformational Additions to Leadership of Practices
Fourth Quarter 2013 Net Revenue Guidance Between $31.0 million to $33.0 million; Adjusted Earnings Per Share in the Range of $0.07 to $0.10
Conference Call Scheduled at 9:00 AM ET on Friday November 8th

NEW YORK - November 7, 2013 - CTPartners Executive Search Inc. (NYSE MKT: CTP), a global retained executive search firm, today announced its financial results for the third quarter and nine months ended September 30, 2013.

“We are pleased that our third quarter performance met our expectations. While revenue was at the lower end of guidance, adjusted EPS came in at the midpoint reflecting the positive impact of the cost reduction initiatives we implemented earlier in the year,” commented Brian Sullivan, Chief Executive Officer.

“Importantly, we have made several new partner announcements since the beginning of September. This has been a transformational period for CTPartners as we have significantly strengthened our consultant rank. We added six of the top consultants in the search industry in their respective areas of specialization; Industrial/Energy, Consumer/Retail, Professional Services and Financial Services. We expect to see some benefits of their contribution from a revenue perspective beginning in this year’s fourth quarter; however their leadership will show a positive impact immediately and for years to come. These additions enable us to elevate the CTPartners brand, providing momentum for improved results in 2014.”

THIRD QUARTER RESULTS
Net revenue for the third quarter was $32.6 million, a record high for the Company’s third quarter, representing a 1.7% increase compared with $32.0 million in the prior year’s third quarter. EMEA was up 22.6% at $8.6 million; North American revenue decreased 2.2% to $18.7 million and Latin America revenue was $3.6 million compared to $3.9 million. Asia Pacific revenue was $1.6 million compared to $2.0 million in the prior year quarter. On a practice basis, year-over-year, Professional Services increased 56.6% to $6.5 million, Industrial grew 29.1% to $3.7 million and Consumer/Retail improved 15.2% to $4.5 million. Due to industry softness, Financial Services and Life Sciences declined 7.6% and 5.7%, respectively, with the softness more pronounced in Technology Media & Telecom, which decreased 43.7% to $2.7 million.

Compensation expense, excluding non-operating expenses, was $24.5 million, or 75.1% of revenue, compared to $24.7 million, or 77.0% in the third quarter of 2012.  General and administrative expenses, excluding non-operating expenses, were $6.9 million, or 21.2% of revenue.

GAAP net income attributable to the Company for the third quarter was $0.7 million, or $0.09 per share, compared to a net loss of $1.2 million, or $0.17 per share loss for last year’s third quarter. Excluding after-tax non-operating items of $0.1 million, adjusted net income was $0.6 million, or $0.08 per share compared to adjusted net income of $0.4 million, or $0.06 per share in the prior year’s third quarter. A reconciliation of non-GAAP measures is included in this news release.

PERFORMANCE METRICS

•	The Company was engaged in 341 new search assignments, a 7% increase compared to 318 in the year-ago quarter.

•
The number of placements was 253 compared with 257 in last year’s comparable quarter. The placement rate for this year’s third quarter was 82%, a significant increase compared to the 72% placement rate in the 2012 third quarter.

•	CTPartners had 120 consultants compared with 102 consultants in the year-ago quarter, primarily reflecting the Augmentum Consulting Ltd acquisition.

•	Net revenue per consultant was $1.1 million.

•	Average revenue per search was relatively flat at $92,100.

•	The Company’s voluntary turnover was one consultant, maintaining one of the lowest turnovers in the executive search industry.

•	The number of clients representing repeat business was 79% in the quarter compared with 74% in last year’s third quarter and 72% in 2013 second quarter.

Guidance
For the fourth quarter ending December 31, 2013, the Company expects to report net revenue in the range of $31.0 million to $33.0 million and adjusted earnings per share between $0.07 to $0.10, excluding non-operating items.

Conference Call
The Company will host a conference call and webcast for the investment community on Friday, November 8 at 9:00 AM ET. Investors within the United States interested in participating are invited to call 866- 318-8615 and reference the Participant Passcode: 97262758. All other international participants can use the dial-in number 617- 399-5134, using the same Participant Passcode. A replay of the event will be available for one week following the conclusion of the call. To access the replay, callers in the United States can call 888-286-8010 and reference the Replay Access Code: 17261587. International callers can dial 617-801-6888, using the same Replay Access Code. To access the webcast, please visit http://investor.ctnet.com.

About CTPartners
CTPartners is a leading performance-driven executive search firm serving clients across the globe. Committed to a philosophy of partnering with its clients, CTPartners offers a proven record in C-Suite, senior executive, and board searches, as well as expertise serving private equity and venture capital firms.

With origins dating back to 1980, CTPartners serves clients with a global organization of more than 400 professionals and employees, offering expertise in board advisory services and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries.  Headquartered in New York, CTPartners has 25 offices in 16 countries.

www.ctnet.com

Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.

The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; projected cost savings as a result of reorganization; our ability to amend certain provisions of previously executed purchase agreements; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.
The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our annual report on Form 10-K filed on March 20, 2013 and 10-Q filed on November 6, 2013. The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission

Contact:
CTPartners
William J. Keneally, Chief Financial Officer
216-682-3103
wkeneally@ctnet.com

EVC Group
Michael Polyviou/Robert Jones - Investor Relations
212-850-6020
mpolyviou@evcgroup.com
Janine McCargo - Media
212-646-0425
jmccargo@evcgroup.com

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue
Net revenue	$32,553	$32,005	$95,959	$98,162
Reimbursable expenses	1,088	1,152	3,030	3,343
Total revenue	33,641	33,157	98,989	101,505
Operating expenses
Compensation and benefits	24,667	27,287	74,974	80,652
General and administrative	6,872	6,620	23,502	20,430
Reimbursable expenses	1,240	1,264	3,332	3,609
Total operating expenses	32,779	35,171	101,808	104,691
Operating income/(loss)	862	(2,014)	(2,819)	(3,186)
Interest expense, net	(37)	(44)	(156)	(124)
Income/(loss) before income taxes	825	(2,058)	(2,975)	(3,310)
Income tax (expense)/benefit	(323)	858	1,120	1,219
Net income/(loss)	502	(1,200)	(1,855)	(2,091)
Net loss attributable to redeemable noncontrolling interest	156	—	98	—
Net income/(loss) attributable to the Company	$658	$(1,200)	$(1,757)	$(2,091)

Basic income/(loss) per common share	$0.09	$(0.17)	$(0.25)	$(0.29)
Diluted income/(loss) per common share	$0.09	$(0.17)	$(0.25)	$(0.29)
Basic weighted average common shares	7,070,180	7,081,963	7,041,631	7,122,758
Diluted weighted average common shares	7,476,476	7,081,963	7,041,631	7,122,758

Adjusted Performance Measure, Excluding Non-Operational Charges
We utilize Adjusted Net Income/(Loss) and Adjusted Income/(Loss) per common share, non-GAAP financial measures, as a measures of our results of operations. We calculated Adjusted Net Income/(Loss) as Net Income/(Loss) excluding the following charges which we do not believe are reflective of our operational results:

•	Post-combination compensation expense

•	Reorganization charges

•	Gain or loss on foreign currency related to funding of foreign subsidiaries

•	Fees and expenses incurred by us in connection with the restatement of our 2012 interim financial statements

•	Fees and expenses incurred in connection with acquisitions

•	Tax effect of the above adjustments
We calculate Adjusted earnings/(loss) per common share using the weighted average shares outstanding amounts used in the calculation of diluted earnings per share in accordance with GAAP.
Management utilizes this information to measure performance, and believes it more appropriately reflects the results of ongoing operations.

	(in thousands, except per share amounts)
	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
CALCULATION OF "AS ADJUSTED" PERFORMANCE MEASURE
Net income/(loss)	$502	$(1,200)	$(1,855)	$(2,091)
Adjustments:
Post-combination compensation and reorganization expense	212	2,489	2,516	5,539
Foreign exchange loss/(gain) on funding of foreign subsidiaries	(87)	6	820	(356)
Costs incurred for restatement, acquisition and integration	52	92	1,138	427
Tax effect of the adjustments	(70)	(990)	(1,747)	(2,175)
Adjusted net income	$609	$397	$872	$1,344

Earnings per common share, as adjusted	$0.08	$0.06	$0.11	$0.19
Use of non-GAAP measures: The table above contains selected financial information calculated other than in accordance with U.S. Generally Acceptable Accounting Principles (“GAAP”).

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	September 30, 2013	December 31, 2012
Assets
Current Assets
Cash	$7,342	$15,947
Accounts receivable, net	26,051	23,100
Prepaid expenses	2,707	2,949
Deferred income taxes	1,865	1,932
Income taxes receivable	605	—
Other	2,832	3,775
Total current assets	41,402	47,703
Non-current assets
Leasehold improvements and equipment, net	3,796	3,473
Goodwill	5,533	215
Intangibles, net	4,406	3,195
Other assets	2,781	1,867
Deferred income taxes	5,341	4,021
	$63,259	$60,474
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$4,802	$3,186
Accounts payable	1,957	1,762
Accrued compensation	23,720	24,401
Accrued business taxes	1,896	1,465
Income taxes payable	—	233
Accrued expenses	4,572	3,762
Total current liabilities	36,947	34,809
Long-Term Liabilities
Long-term debt, less current maturities	1,207	3,488
Deferred rent, less current maturities	1,056	1,367
Total long-term liabilities	2,263	4,855
Redeemable noncontrolling interest	4,000	—
Stockholders’ Equity
Preferred stock	—	—
Common stock	7	7
Additional paid-in capital	37,599	36,846
Accumulated deficit	(14,366)	(12,611)
Accumulated other comprehensive (loss), net of tax	(1,101)	(1,357)
Treasury stock	(2,090)	(2,075)
Total stockholders' equity	20,049	20,810
	$63,259	$60,474

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Nine Months Ended September 30,
	2013	2012
Cash Flows From Operating Activities
Net loss	$(1,855)	$(2,091)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,435	1,176
Reorganization charges	48	507
Share-based compensation	577	591
Amortization of discount on seller notes	89	130
Amortization of post-combination compensation	1,878	4,576
Deferred income taxes	(1,253)	(1,275)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Accounts receivable, net	(878)	(4,789)
Prepaid expenses	296	(336)
Income taxes receivable	(605)	(225)
Other assets and receivables	(1,895)	(3,826)
Accounts payable	(42)	18
Accrued compensation	(498)	2,616
Accrued business taxes	(194)	723
Income taxes payable	(259)	—
Accrued expenses	(113)	175
Deferred rent	(295)	(114)
Net cash used in operating activities	(3,564)	(2,144)
Cash Flows From Investing Activities
Acquisition of businesses	(833)	(3,047)
Purchase of leasehold improvements and equipment	(942)	(178)
Net cash used in investing activities	(1,775)	(3,225)
Cash Flows From Financing Activities
Principal payments on long-term debt	(3,625)	(116)
Repurchase of common stock	(15)	(998)
Net cash used in financing activities	(3,640)	(1,114)
Net decrease in cash	(8,979)	(6,483)
Effect of foreign currency on cash	374	(444)
Cash:
Beginning	15,947	21,830
Ending	$7,342	$14,903

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
SUPPLEMENTAL PERFORMANCE METRICS

REVENUE BY REGION

	Q3 2013		Q3 2012
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$18,686,400	57.4%	$19,114,200	59.7%	$(427,800)	(2.2)%
EMEA	8,595,700	26.4%	7,012,500	21.9%	$1,583,200	22.6%
Asia Pacific	1,627,500	5%	2,013,400	6.3%	$(385,900)	(19.2)%
Latin America	3,642,900	11.2%	3,865,300	12.1%	$(222,400)	(5.8)%
TOTAL	$32,552,500	100%	$32,005,400	100%	$547,100	1.7%

REVENUE BY PRACTICE AREA

	Q3 2013		Q3 2012
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$8,834,800	27.1%	$9,562,000	29.9%	$(727,200)	(7.6)%
TMT	2,746,300	8.5%	4,881,400	15.3%	(2,135,100)	(43.7)%
Life Sciences	6,261,100	19.2%	6,639,100	20.7%	(378,000)	(5.7)%
Professional Services	6,521,000	20%	4,164,700	13%	2,356,300	56.6%
Consumer/Retail	4,458,700	13.7%	3,869,300	12.1%	589,400	15.2%
Industrial	3,730,600	11.5%	2,888,900	9%	841,700	29.1%
TOTAL	$32,552,500	100%	$32,005,400	100%	$547,100	1.7%

REVENUE BY REGION, SEQUENTIAL

	Q3 2013		Q2 2013
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$18,686,400	57.4%	$21,725,700	63.5%	$(3,039,300)	(14)%
EMEA	8,595,700	26.4%	8,348,500	24.4%	247,200	3%
Asia Pacific	1,627,500	5%	1,186,600	3.5%	440,900	37.2%
Latin America	3,642,900	11.2%	2,961,900	8.6%	681,000	23%
TOTAL	$32,552,500	100%	$34,222,700	100%	$(1,670,200)	(4.9)%

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
SUPPLEMENTAL PERFORMANCE METRICS

REVENUE BY PRACTICE, SEQUENTIAL

	Q3 2013		Q2 2013
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$8,834,800	27.1%	$8,112,300	23.7%	$722,500	8.9%
TMT	2,746,300	8.5%	4,534,700	13.2%	(1,788,400)	(39.4)%
Life Sciences	6,261,100	19.2%	6,778,100	19.8%	(517,000)	(7.6)%
Professional Services	6,521,000	20%	5,752,600	16.8%	768,400	13.4%
Consumer/Retail	4,458,700	13.7%	5,359,100	15.7%	(900,400)	(16.8)%
Industrial	3,730,600	11.5%	3,685,900	10.8%	44,700	1.2%
TOTAL	$32,552,500	100%	$34,222,700	100%	$(1,670,200)	(4.9)%

SUPPLEMENTAL INFORMATION

	Three Month Period Ended September 30		Increase / (Decrease)	% Increase / (Decrease)
	2,013	2,012
# of new search assignments	341	318	23	7.2%
# of executive search consultants	120	102	18	17.6%
Productivity	$1,085,100	$1,255,100	$(170,000)	(13.5)%
Avg. revenue per executive search	$92,100	$93,800	$(1,700)	(1.8)%